Exhibit 99.1

Centessa Pharmaceuticals Reports Financial Results and Business Highlights for the Third Quarter of 2022

– Company highlights three significant near-term milestones –

– Pivotal program for SerpinPC in hemophilia B advancing; PRESent-5 observation study on track to begin this quarter –

– Data readout of SerpinPC Phase 2a OLE Study with additional 18-months of continued subcutaneous treatment at American Society of Hematology (ASH) Annual Meeting in December 2022 –

– IND submission for LB101, a conditionally tetravalent PD-L1xCD47 bispecific monoclonal antibody, on track for late 2022 –

– Cash runway into 2026 enables multiple clinical readouts across pipeline –

– Cash and cash equivalents of $444.8 million as of September 30, 2022 –

BOSTON and LONDON, November 10, 2022: Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company focused on discovering and developing medicines that are transformational for patients, today reported financial results and business highlights for the third quarter ended September 30, 2022.

“We continue to execute and build momentum with our core programs,” said Saurabh Saha MD PhD, Chief Executive Officer of Centessa. “With respect to our lead programs, SerpinPC and LB101, we remain focused on three potentially significant near-term milestones. First, we are advancing the pivotal program for SerpinPC with the initiation of PRESent-5, an observational feeder study, in the coming weeks. As an integral part of our registrational strategy, PRESent-5 will collect prospective observational data for minimum defined periods before switching to dosing subjects in the PRESent-2 or PRESent-3 interventional studies planned for 2023. The SerpinPC registrational development program represents an elegant and accelerated path forward with the potential to bring a convenient, subcutaneous therapy to people with hemophilia B, as quickly as possible, subject to regulatory approval. Second, we are presenting the data readout from an additional 18-months of continued treatment with subcutaneous doses of SerpinPC from the open-label extension (OLE) of our Phase 2a Study at ASH on December 10, 2022. This key data readout will demonstrate the long-term effect of higher doses with SerpinPC in people with hemophilia.”

Dr. Saha continued, “Third, we are on track to submit the IND for LB101, our first LockBody® candidate for solid tumors, late this year. We have continued to share encouraging non-clinical data which demonstrate the potential for an enhanced therapeutic index and a well-tolerated safety profile, and we look forward to building on these data and initiating a clinical trial for LB101 as quickly as possible subject to IND clearance. Lastly, we are well positioned with a cash runway into 2026 that supports continued execution on these milestones and enables multiple clinical readouts across our pipeline.”

Recent Highlights
•In November, the Company announced that new data from the OLE of AP-0101, a Phase 2a study of SerpinPC, a novel inhibitor of activated protein C (APC), for the treatment of hemophilia, has been accepted for an oral presentation at ASH on December 10, 2022. The oral presentation will include efficacy, safety and tolerability data from 18-months of continued treatment with a subcutaneous injection of SerpinPC at a flat dose of 60 mg once every 4 weeks for 48 weeks, followed by 1.2 mg/kg once every 2 weeks for 24 weeks, in subjects with hemophilia. The Company previously shared the results for the 6-month repeat-dose portion of the Phase 2a Study in September 2021.
•In September, SerpinPC was granted Orphan Drug Designation by the U.S. Food and Drug Administration (FDA).
•In September, the Company presented non-clinical data from its oral small-molecule orexin receptor 2 (OX2R) agonist discovery pipeline at Sleep Europe 2022. The novel OX2R agonist compounds showed high potency in activating recombinant human and endogenous mouse OX2Rs, with more than a thousand-fold selectivity for OX2R compared to OX1R. The OX2R agonists also increased wakefulness and reduced cataplexy events in narcolepsy (NT1) model mice, and increased wakefulness in healthy mice.
•In September, the Company shared non-clinical pharmacokinetic and safety data in non-human primates for LB101, a conditionally tetravalent PD-L1xCD47 bispecific monoclonal antibody. Findings from these data reinforce the potential of the LockBody platform to minimize the systemic effects of potent immune effectors and significantly improve the therapeutic index.

Anticipated Upcoming Program Milestones
•Q4 2022: SerpinPC - Initiate PRESent-5, an observation feeder study for the planned intervention studies, PRESent-2 (moderately severe to severe hemophilia B without inhibitors, and severe hemophilia A with and without inhibitors) and PRESent-3 (hemophilia B with inhibitors).
•Q4 2022: SerpinPC - Phase 2a OLE data readout at ASH on December 10, 2022.
•Q4 2022: LB101 - Investigational New Drug application (IND) submission.
The Company continues to progress its earlier stage programs and where applicable, expects to provide updates as they enter clinical studies.

Third Quarter 2022 Financial Results
•Cash and Cash Equivalents: $444.8 million as of September 30, 2022, which the Company expects will fund operations into 2026, without drawing on the remaining available tranches under the Oberland credit facility.
•Research & Development Expenses: $36.7 million for the quarter ended September 30, 2022, compared to $25.9 million for the quarter ended September 30, 2021.
•General & Administrative Expenses: $12.3 million for the quarter ended September 30, 2022, compared to $12.5 million the quarter ended September 30, 2021.
•Net Loss Attributable to Ordinary Shareholders: $53.9 million for the quarter ended September 30, 2022, compared to $40.2 million for the quarter ended September 30, 2021.
About Centessa Pharmaceuticals
Centessa Pharmaceuticals plc is a clinical-stage pharmaceutical company that aims to discover and develop medicines that are transformational for patients. Our programs span discovery-stage to late-stage development and cover a range of high-value indications. We operate with the conviction that each one of our programs has the potential to change the current treatment paradigm and establish a new standard of care. For more information, visit www.centessa.com, which does not form part of this release.

Forward Looking Statements
This press release contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to the Company’s ability to discover and develop transformational medicines for patients; its expectations of achieving three significant near-term milestones, the timing of commencement of new studies or clinical trials; the ability of our management team and board to drive momentum of the Company’s portfolio of programs; research and clinical development plans and the timing thereof; the scope, progress, results and costs of developing our product candidates or any other future product candidates; the development and therapeutic potential of our product candidates, including SerpinPC, LB101, our LockBody platform and our OX2R agonist discovery pipeline; regulatory matters, including the timing and likelihood of success of obtaining authorizations to initiate or continue clinical trials;; and our anticipated cash runway. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the safety and tolerability profile of our product candidates; our ability to protect and maintain our intellectual property position; business (including commercial viability), regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing product candidates and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oberland, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; future expenditures risks related to our asset-centric corporate model; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; geo-political risks such as the Russia-Ukraine war and risks related to the ongoing COVID-19 pandemic including the effects of the Delta, Omicron and any other variants. These and other risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission (SEC). We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:
Kristen K. Sheppard, Esq.
SVP of Investor Relations
investors@centessa.com

Centessa Pharmaceuticals plc (Successor) and Centessa Predecessor Group (Predecessor)
Consolidated and Combined Statements of Operations and Comprehensive Loss
(unaudited)
(amounts in thousands except share and per share data)

	Successor				Predecessor
	Three months ended September 30, 2022	Three months ended September 30, 2021	Nine months ended September 30, 2022	Period from January 30, 2021 through September 30, 2021	Period from January 1, 2021 through January 29, 2021
Operating expenses:
Research and development	$36,744	$25,850	$127,248	$54,126	$662
General and administrative	12,284	12,464	41,432	29,900	121
Change in fair value of contingent value rights	—	—	1,980	11,312	—
Acquired in-process research and development	—	—	—	220,454	—
Loss from operations	(49,028)	(38,314)	(170,660)	(315,792)	(783)
Interest (expense) income, net	(1,845)	65	(4,869)	100	(9)
Amortization of debt discount	—	—	—	—	(37)
Other income (expense), net	(3,143)	(1,906)	2,412	(4,605)	—
Loss before income taxes	(54,016)	(40,155)	(173,117)	(320,297)	(829)
Income taxes	(141)	—	(83)	—	—
Net loss	(53,875)	(40,155)	(173,034)	(320,297)	(829)
Other comprehensive loss:
Foreign currency translation adjustment	(553)	(487)	(2,383)	2,828	107
Total comprehensive loss	$(54,428)	$(40,642)	$(175,417)	$(317,469)	$(722)

Net loss per ordinary share - basic and diluted	$(0.57)	$(0.45)	$(1.86)	$(4.60)
Weighted average ordinary shares outstanding - basic and diluted	94,327,914	89,899,454	92,994,990	69,597,648

Centessa Pharmaceuticals plc (Successor)
Condensed Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	September 30, 2022	December 31, 2021
Total assets:
Cash and cash equivalents	$444,843	$595,082
Other assets	34,512	34,553
Total assets	$479,355	$629,635

Total liabilities
Other liabilities	$38,234	$24,681
Long term debt	68,200	75,700
Contingent value rights	—	37,700
Total liabilities	$106,434	$138,081

Total shareholders’ equity	$372,921	$491,554
Total liabilities and shareholders' equity	$479,355	$629,635